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                                                                EXHIBIT 23.3

                     KLEINFELD, KAPLAN AND BECKER LETTERHEAD

The undersigned hereby consent to the use of our name and the statement with respect to us that appears under the heading "Experts" contained in the Registration Statement on Forms S-1/S-3 and related Prospectus of Spiros Development Corporation II, Inc. and Dura Pharmaceuticals, Inc.

                                                  KLEINFELD, KAPLAN AND BECKER

                                                  /s/ Richard S. Morey
                                                  ----------------------------
                                                  Richard S. Morey

Dated: December 16, 1997